Exhibit 99.1

FuelCell Energy Announces U.S. Department of Energy Project Award

$8 million funding award to advance the demonstration and commercialization of FuelCell Energy’s solid oxide electrolysis high efficiency hydrogen generation technology

DANBURY, CT – October 9, 2020 -- FuelCell Energy, Inc. (Nasdaq: FCEL) -- a global leader in fuel cell technology – with a purpose of utilizing its proprietary, state-of-the-art fuel cell platforms to enable a world empowered by clean energy – announces selection by the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy, in collaboration with the Office of Nuclear Energy, for an $8.0 million funding award to support the design and manufacture of a SureSource electrolysis platform capable of producing of hydrogen.

FuelCell Energy has previously demonstrated multi-stack solid oxide power generation systems at both the 50kW and 200kW output levels.  This project will be the first multi-stack electrolysis system produced with the Company’s solid oxide technology. The system will be equipped with an option to receive thermal energy, thus increasing the electrolysis electrical efficiency to over 90%.

Following the design, manufacture and testing of the system at FuelCell Energy’s Danbury, CT facility, the electrolysis system will be delivered to Idaho National Laboratories (INL), where it will undergo rigorous testing to confirm the electric efficiency, as well as the ability to utilize nuclear power plant waste heat to obtain higher efficiencies of up to 100%. This highly efficient electrolysis platform is expected to provide much needed flexibility to baseload nuclear power generation. Additionally, beyond validating the efficiency performance levels, this demonstration project will accelerate the control schemes and integration design.

This project represents a key step in FuelCell Energy’s path to commercialize its high efficiency solid oxide electrolysis technology.  The multi-stack module that forms the core of the system is a modular building block easily scalable for larger systems. The solid oxide electrolysis technology has the potential to be an economical, near-term solution for energy and environmental needs that simultaneously supports the advancement of nuclear plant utilization. Additionally, electrolysis technology can support the hydrogen economy by providing carbon-free, clean hydrogen for transportation, power generation, agricultural uses, and a host of other industrial applications.

Click HERE to Link to the official award press release.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Payroll Protection Program or related administrative matters, and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to customers’ capital budgets and investment plans, impacts to the Company’s project schedules, impacts to the Company’s ability to service existing projects, and impacts on the demand for the Company’s products, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally responsible distributed baseload power solutions through our proprietary fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive services for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the- art fuel cell power plants to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, hydrogen, microgrid applications, and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. We provide solutions for various applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, Renewable Biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

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